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Exhibit 99.1
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FOR IMMEDIATE RELEASE:                                                      NEWS
----------------------                               Nasdaq National Market-ACTT
December 27, 2001

                        ACT TELECONFERENCING ANNOUNCES
                     AGREEMENT TO ACQUIRE PROXIMITY, INC.

  Acquisition of one of world's largest room-based videoconferencing service providers will enable ACT to offer customers unparalleled worldwide conferencing reach

DENVER, Colorado and BURLINGTON, Vermont - ACT Teleconferencing, Inc. (Nasdaq National Market-ACTT), a full-service global provider of audio, video, data and Internet conferencing products and services, today announced it has reached an agreement to acquire Proximity, Inc., one of the world's largest providers of room-based videoconferencing services.

The initial acquisition consideration is $4.8 million, the major portion of which will be satisfied by the issuance of 350,000 ACT shares valued at $10 per share. Final terms of the agreement, which are subject to closing, will be announced in early January 2002.

Proximity is a recognized leader in high-quality, room-based videoconferencing services worldwide. Founded in January 1995, the company has more than 2,000 clients around the world including numerous Fortune 100 corporations. Customers are able to conduct small or large-scale video conferences from more than 3,500 sites in 1,125 cities worldwide. The company also produces large-scale videoconferencing events and provides corporate videoconferencing consulting and outsourcing services.

Gerald D. Van Eeckhout, chairman of ACT Teleconferencing, said, "This acquisition rounds out the ACT videoconferencing portfolio. We now offer the full range of voice, video, Web and data conferencing services to busy executives in over 3,500 locations and 40 countries around the world from Anchorage to Zurich. This is an unparalleled service offering within the teleconferencing industry."

Robert C. Kaphan, Proximity's president and co-founder, said, "We are delighted to become part of the ACT family. Independently, Proximity has achieved an approximate 36% real compound rate of growth per year in its core business over the past five years. There is a worldwide consolidation trend occurring in the teleconferencing industry, and we selected ACT to be our partner. By joining forces, we will be able to provide a broader range of services to our customers and add significant value to the videoconferencing services business ACT recently acquired from PictureTel."

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Van Eeckhout said although the objective of the acquisition was for strategic purposes including Proximity's locations, customers, software and management systems, he expected it to be accretive to ACT's revenue and profit. "Proximity is presently at a post-September 11 run rate of $8 million per year. At current run rates, the acquisition should add approximately 15% to ACT's 2002 revenue growth rate.

About ACT Teleconferencing
Established in 1990, ACT Teleconferencing, Inc. is an independent provider of audio, video, data and Web conferencing products and services to corporations, educational organizations and governmental entities worldwide. The Company's headquarters are located in Denver with service delivery centers and sales offices in Boston, Dallas, Denver, Toronto, Ottawa, London, Paris, Brussels, Amsterdam, Frankfurt, Hong Kong, Singapore, Sydney and Adelaide. ACT's Internet address is www.acttel.com.
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About Proximity
Headquartered in Burlington, Vermont, Proximity is one of the world's largest and most well regarded providers of videoconferencing services. With access to more than 3,500 videoconferencing sites worldwide and growing daily, the company's network assures clients of high quality videoconferencing capabilities virtually anytime, anywhere. Proximity's Internet address is www.proximity.com.
                                                             -----------------

Statements made in this news release that are not historical facts may be forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Important factors that could cause actual results to differ materially from those anticipated by any forward-looking information include, but are not limited to, future economic conditions, competitive services and pricing, new competitor entry, the delivery of services under existing contracts and other factors. For a more detailed description of the factors that could cause such a difference, please see ACT's filings with the Securities and Exchange Commission. ACT disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of ACT.

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CONTACTS:
ACT Teleconferencing, Inc.                      Pfeiffer High Public Relations,
                                                Inc.
Liza Rygg, IR/Corporate Communications Manager  KC Ingraham or Jay Pfeiffer
Ph: 303/235-9000                                Ph: 303/393-7044
E-mail: lrygg@corp.acttel.com                   E-mail: kc@pfeifferhigh.com
        ---------------------                           -------------------


Proximity, Inc.
Robert C. Kaphan, President
Ph: 800/433-2900 ext. 2901
E-mail: bkaphan@proximity.com
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